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                                                                   EXHIBIT 10.34
                        SEVERANCE AGREEMENT AND RELEASE
                        -------------------------------



          THIS SEVERANCE AGREEMENT AND RELEASE, dated as of October 7, 1997 is between RYDER TRS, INC. (the "Company") and GERALD R. RIORDAN ("Employee").


                                  WITNESSETH:
                                  ----------


          WHEREAS, the Company has employed Employee in a senior managerial capacity; and

          WHEREAS, Employee and the Company now desire to terminate Employee's employment relationship with the Company;

          NOW, THEREFORE, in consideration of the following terms, covenants and conditions, the Company and Employee agree as follows:

1.        Term and Severance Payments.  The employment of Employee is terminated
          ---------------------------
as of November 30, 1997 ("Employee's Last Day Worked"). The Company shall pay Employee severance pay at the monthly rates set forth below in two equal installments on the fifteenth (15th) and on the last day of each month for period beginning on the day following Employee's Last Day Worked and terminating on July 31, 2000 (the "Severance Period"), unless such obligation shall be terminated sooner pursuant to Paragraph 26; provided, however, that no payments
                                            --------  -------
will be made under this Severance Agreement and Release until the end of the Revocation Period, as defined in Paragraph 33 hereof.


                                                Severance Pay PeriodMonthly Rate
                                                --------------------------------

                                   December 1, 1997 to August 31, 1998$23,987.50
                                   September 1, 1998 to August 31, 199923,659.38
                                     September 1, 1999 to July 31, 200023,331.25


The monthly severance payments provided for in this Section 1 shall not be subject to reduction in the event the Employee obtains other full or part time employment during the Severance Period. In the event that the Company, or any successor by merger to the Company, shall no longer be controlled by an affiliate of Questor Management Company, or in the event that the

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Company sells all, or substantially all, of its assets to a third party as a going concern, the Company may, at its election (but shall have no obligation to), accelerate all remaining payments then due Employee under this paragraph 1 and pay Employee such entire, undiscounted sum in a single lump sum payment.

2.        Vacation Entitlement; Other Matters.  (a)  The payments provided for
          -----------------------------------
in Section 1 hereof are deemed by the parties hereto to include any amounts as may be otherwise due Employee by the Company in respect of unused and accrued or other vacation entitlement.

          (b) Employee represents and warrants that he has returned to the Company no later than the date hereof the following items owned, or issued by or in the name of the Company: (i) a portable telephone of which Employee had use;
(ii) a parking pass; and (iii) a corporate American Express card of which Employee had use.

          (c) Employee hereby resigns as an officer and director of the Company and each subsidiary and affiliate of the Company for which he continues to serve as an officer and/or director on the date hereof.

3.        Medical and Dental Benefits.  The Company's health care program
          ---------------------------
benefits will be provided in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as it may be amended from time to time ("COBRA"), and the terms of the Company's health care program, as it may be amended from time to time.


          Until the first to occur of (i) the last day of the Severance Period,
(ii) the date Employee ceases the required employee contributions, or (iii) the date Employee becomes eligible for medical and/or dental benefits as an employee of another employer (such date being referred to herein as the "Cut- Off Date"), Employee shall pay a contribution for such coverage at the then current employee contribution rates and the Company shall pay the balance of the COBRA premiums. If, prior to the Cut-Off Date, the Company is precluded by law or the terms of its health benefit plans from continuing to include Employee therein, then the Company shall remit to Employee $400 each month, until the occurrence of the Cut-Off Date, which is acknowledged to be a reasonable approximation of the amount the Company would have

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contributed to such health benefit plans on behalf of the Employee if Employee had continued to be covered thereunder.

4.        Life Insurance.  Coverage under the Company's group life insurance
          --------------
plan and/or additional life insurance policy will terminate on the Last Day Worked. Employee may exercise conversion privileges, to the extent set forth under the terms of such policies during the conversion periods set forth in such policies, and thereafter maintain such policies as individual policies at Employee's sole cost and expense.

5.        Salary Continuance/Salary Protection.  Coverage under the Company's
          ------------------------------------
Salary Continuance program and/or Salary Protection insurance policy, if applicable, will terminate on the Last Day Worked.

6.        Business Travel Accident Insurance.  Coverage under the Company's
          ----------------------------------
Business Travel Accident Insurance Plan will cease as of Employee's Last Day Worked.

7.        401(k) Plan.  Employee shall cease to participate in the Company's
          -----------
Section 401(k) Plan on the Last Day Worked. Employee shall have such withdrawal rights of all amounts in his account in the Company's Section 401(k) Plan as are provided by law and the provisions of such Plan.

8.        Relocation Expenses.  If Employee shall relocate from the Denver,
          -------------------
Colorado area prior to October 31, 1998, in connection with accepting subsequent full time employment, Employee shall use his reasonable best efforts to obtain full reimbursement for his relocation expenses from his new employer. If, in spite of Employee's best efforts, Employee's new employer refuses to pay all of Employee's actual documented expenses for moving normal household goods and such refusal is consistent with such employer's policies on relocation expenses then in effect, the Company will pay Employee the lesser of "A" and "B" where "A" equals $50,000 and "B" equals Employee's actual documented expenses for moving normal household effects minus that portion of such amounts as is reimbursed by
                         -----
Employee's new employer.

9.        No Application for Unemployment Compensation. Employee shall not make
          --------------------------------------------
application for unemployment compensation arising from his separation from service by the Company.

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10.       Equity Loss Reimbursement.  The Company shall pay Employee, not later
          -------------------------
than December 31, 1997, the lump sum of $106,824 in full satisfaction of the Company's obligations under the equity loss assistance program relating to Employee's relocation from Miami, Florida to Denver, Colorado. Such $106,824 payment will consist of a $57,845 payment to Employee and a $48,979 payment to the Internal Revenue Service on behalf of Employee.

11.       Outplacement.  The Company shall provide Employee with a program of
          ------------
professional outplacement services approved by the Company in advance and costing not more than $25,000.

          Professional outplacement services shall only be available to Employee after the end of the Revocation Period, as defined in Paragraph 33 hereof, and until such date as Employee secures employment with another employer or becomes self- employed, or the end of the approved program, whichever occurs first. In addition, Employee shall not be entitled to receive cash in lieu of the professional outplacement services. For purposes of this Section 11, self-employment shall mean any gainful activity commenced by Employee for his own account which, if consistently pursued by him, would produce annual gross income of at least $40,000.00

12.       Company Car Allowance.  Employee's monthly Company car allowance
          ---------------------
shall terminate on the Last Day Worked.

13.       Bonus; Other Benefits.  Employee is not entitled to receive any cash
          ---------------------
bonus or other payment pursuant to any incentive compensation plan of the Company. Any compensation or other benefits not specifically stated in this Severance Agreement to continue beyond Employee's Last Day Worked (including, without limitation, accidental death and dismemberment insurance and dependent life insurance) shall cease on Employee's Last Day Worked, unless provided otherwise in the relevant plan or policy or by law.

14.       Options.  All options held by the Employee to purchase shares of the
          -------
Company are hereby terminated absolutely as of October 7, 1997 and Employee shall have no right to exercise any such options after such date and no claim for alternative compensation in lieu thereof.

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15.       Covenant of Confidentiality; Employee Warranty. All documents,
          ----------------------------------------------
records, techniques, business secrets and other information, including this Severance Agreement and Release, which have or will come into Employee's possession from time to time during Employee's affiliation with the Company and/or any of its subsidiaries or affiliates or predecessors (including Ryder System, Inc.) shall be deemed to be confidential and proprietary to the Company and/or any of its subsidiaries or affiliates and shall be their sole and exclusive property. Employee agrees that Employee will keep confidential and not divulge to any other party any of the Company's or its subsidiaries' or affiliates' confidential information and business secrets, including, but not limited to, information concerning such matters as costs, profits, markets, sales, products, product lines, key personnel, pricing policies, operational methods, customers, customer requirements, suppliers, plans for future developments, and other business affairs and methods and other information not readily available to the public, except as required by law. The provisions of this Section 15 shall not relate to any information known by the Employee which is known to the public generally or which becomes known to the public generally (from the date it becomes so known) other than by reason of a breach by any person of an agreement or duty not to disclose such information.

          Employee hereby represents and warrants to the Company that no confidential or proprietary information or data in physical form or in any data processing medium (whether contained in the computer previously owned by the Company and transferred to Employee, or otherwise) relating to the Company or its business is in Employee's possession.

16.       Covenant of Non-Solicitation.  Prior to the expiration of the
          ----------------------------
Severance Period, Employee, either on Employee's own account or for any person, firm or company, shall not solicit, interfere with or induce, or attempt to induce, any employee of the Company or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any.

17.       Covenant of Non-Disparagement and Cooperation. (a) During the
          ---------------------------------------------
Severance Period, Employee shall not make any remarks materially disparaging the conduct or character of the Company or any of its subsidiaries or affiliates, their agents, employees, officers, directors, successors or assigns. Employee shall

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cooperate with the Company and its respective subsidiaries and affiliates in any litigation or administrative proceedings (e.g., EEOC charges) involving any matters with which Employee was involved during Employee's employment with the Company without any additional compensation therefor. The Company shall reimburse Employee for travel and other out-of-pocket expenses, in each case to the extent approved by the Company in writing in advance of incurrence, approved by the Company incurred in providing such assistance.

          (b) During the Severance Period, the Company shall not make any remarks materially disparaging the conduct or character of Employee.

18.       Covenant Against Competition.  Prior to the expiration of the
          ----------------------------
Severance Period Employee shall not engage in, or become a partner, director, officer, principal, employee, consultant, investor, creditor or stockholder, directly or indirectly, in, of or for, any business, proprietorship, association, firm or corporation not owned or controlled by the Company and/or any of its subsidiaries or affiliates which is engaged or proposes to engage or hereafter engages in a business competitive directly or indirectly with the business conducted by the Company and/or any of its subsidiaries or affiliates, specifically including, but not limited to, (i) the consumer truck rental business, (ii) the commercial truck rental business, and (iii) the relocation management business, in the contiguous 48 states of the United States without the prior written consent of the Company's President. Penske Truck Leasing Co., L.P., U- Haul International Inc. and Budget Group, Inc., and each of their respective subsidiaries and affiliates, shall each be deemed to be a business competitive with the Company as described in the previous sentence and therefore covered by the prohibition there set forth; provided that the foregoing three
                                            --------
companies are not exclusive of other companies and entities in which employment would be prohibited by this Section 18 because they engage in businesses competitive with the Company. Nothing in this paragraph 18 shall prohibit Employee from owning one percent (1 %) or less of the outstanding capital stock of any corporation whose stock is listed on a national securities exchange.

          Employee acknowledges that a substantial portion of the consideration to be received by him pursuant to this Agreement is in respect of his agreements in this paragraph 18 and that the

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scope and duration of the covenants made by him in this paragraph 18 are reasonable in light of such consideration, the fact that the Company does business throughout the contiguous 48 states of the United States, and his position as President of the Company. In the event that any court of competent jurisdiction holds the provisions of this paragraph 18 to be excessive in geographic scope or duration, it is the intention of the parties that the provisions of this paragraph 18 be construed as broadly in geographic scope and duration as the court will hold to be enforceable.

19.       Specific Remedy.  Employee acknowledges and agrees that if Employee
          ---------------
commits a material breach of the Covenant of Confidentiality (Paragraph 15), Covenant of Non-Solicitation (Paragraph 16), Covenant of Non-Disparagement and Cooperation (Paragraph 17) or Covenant Against Competition (Paragraph 18), the Company shall have the right to have the obligations of Employee specifically enforced by any court having appropriate jurisdiction on the grounds that any such breach will cause an irreparable injury to the Company, and that money damages will not provide an adequate remedy to the Company. Employee further acknowledges and agrees that the obligations contained in Paragraphs 15, 16, 17 and 18 of this Severance Agreement and Release are fair, do not unreasonably restrict Employee's future employment and business opportunities , and are commensurate with the compensation arrangements set out in this Severance Agreement and Release.

20.       Applicable Law.  This Severance Agreement and Release shall be
          --------------
governed by and construed according to the laws of the State of Colorado.

21.       Withholding and Taxation.  All payments under this Severance Agreement
          ------------------------
and Release shall be less applicable withholding taxes and other proper deductions consented to in writing by Employee or required by applicable law or regulation. Additionally, some of the payments and benefits under this Severance Agreement and Release may result in imputed income to Employee and shall be included in either Employee's W-2 earnings statements or 1099 statements to the extent required by law.

22.       Assignment.  This Severance Agreement and Release  is personal to
          ----------
Employee and Employee does not have the right to assign this Severance Agreement and Release or any interest

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herein. This Severance Agreement and Release shall be binding on and inure to the benefit of the successors and assigns of the Company.

23.       Severability.  In the event that one or more terms or provisions of
          ------------
this Severance Agreement and Release are found to be invalid or unenforceable for any reason or to any extent, each remaining term and provision shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

24.       Unsecured, Unfunded Obligations.  The payments and benefits provided
          -------------------------------
to Employee pursuant to this Severance Agreement and Release are unsecured, unfunded obligations of the Company.

25.       Death of Employee.  If Employee dies during the Severance Period, this
          -----------------
Severance Agreement and Release will end at the conclusion of the month in which the death occurs and only the payment owed by the Company to Employee in the month of death will be paid to the estate of Employee.

26.       Breach of the Agreement.  Upon any material breach by Employee of any
          -----------------------
of the provisions of this Severance Agreement and Release, the Company's obligations to make any further payment under any provision hereof shall terminate absolutely but Employee's obligations hereunder shall nonetheless continue.

27.       Arbitration.  Should any dispute arise relating to the meaning or
          -----------
application of this Severance Agreement and Release, such dispute shall be settled in Denver, Colorado, in accordance with the commercial arbitration rules of the American Arbitration Association; provided, however, that nothing in this
                                         --------  -------
paragraph 27 shall preclude the Company from seeking the remedies contemplated by paragraph 19 in any court of competent jurisdiction. If Employee shall be the prevailing party in any such proceeding, he shall be entitled to recover the Company his reasonable, documented counsel fees incurred in such proceedings.

28.       Survival.  Paragraphs 15, 18, 19 and 30 shall survive termination of
          --------
the Severance Period and of this Severance Agreement and Release for any reason.

29.       Counterparts.  This Severance Agreement and
          ------------

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Release may be executed in any number of counterparts and/or duplicate originals, any of which shall be deemed to be an original, and all of which together shall be deemed one and the same document.

30.       RELEASE.  FOR AND IN CONSIDERATION OF THIS AGREEMENT, EMPLOYEE, ON
          -------
BEHALF OF EMPLOYEE, EMPLOYEE'S HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES THE COMPANY, QUESTOR MANAGEMENT COMPANY, THE SUBSIDIARIES AND AFFILIATES OF BOTH SUCH COMPANIES, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND SUCCESSORS AND ASSIGNS OF ALL SUCH COMPANIES (EACH, A "RELEASED PARTY") FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, LOSSES, CAUSES OF ACTION, COSTS, EXPENSES, ATTORNEYS' FEES AND ALL LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, WHICH EMPLOYEE HAS OR MAY HAVE AGAINST ANY RELEASED PARTY AS A RESULT OF EMPLOYEE'S EMPLOYMENT BY AND SUBSEQUENT TERMINATION AS AN EMPLOYEE OF THE COMPANY, UP TO THE DATE OF THE EXECUTION OF THIS SEVERANCE AGREEMENT AND RELEASE (I.E. DECEMBER 15, 1997). THIS INCLUDES BUT IS NOT LIMITED TO CLAIMS AT LAW OR EQUITY OR SOUNDING IN CONTRACT (EXPRESS OR IMPLIED) OR TORT ARISING UNDER FEDERAL, STATE, OR LOCAL LAWS PROHIBITING AGE, SEX, RACE, DISABILITY, VETERAN OR ANY OTHER FORMS OF DISCRIMINATION. THIS FURTHER INCLUDES ANY AND ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA), AS AMENDED, OR CLAIMS GROWING OUT OF ANY LEGAL RESTRICTIONS ON THE COMPANY'S RIGHT TO TERMINATE ITS EMPLOYEES. EMPLOYEE COVENANTS AND AGREES THAT EMPLOYEE WILL NOT SUE OR FILE ANY LAWSUIT OR ACTION AGAINST ANY RELEASED PARTY IN THE FUTURE WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION RELEASED AS PART OF THIS SEVERANCE AGREEMENT AND RELEASE. EMPLOYEE FURTHER AGREES THAT IF EMPLOYEE VIOLATES THIS COVENANT OR ANY OTHER PROVISION OF THIS SEVERANCE AGREEMENT AND RELEASE, EMPLOYEE SHALL INDEMNIFY EACH RELEASED PARTY FOR ALL COSTS AND ATTORNEYS FEES INCURRED BY SUCH RELEASED PARTY IN ENFORCING THIS SEVERANCE AGREEMENT AND RELEASE AND IN DEFENDING ANY ACTION BROUGHT BY EMPLOYEE IN BREACH OF THE COVENANT NOT TO SUE SET FORTH IN THIS PARAGRAPH 30.

31.       Non-Admission.  This Severance Agreement and Release shall not in any
          -------------
way be construed as an admission by the Company of any unlawful or wrongful acts whatsoever against

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Employee or any other person, and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of the Company.

32.       Entire Agreement.  This document and a letter agreement of even date
          ----------------
constitute the entire agreement between Employee and the Company concerning the subject matter hereof. This document may not be modified except by a written document signed by Employee and the Company, and that no other promises have been made concerning the subject matter covered herein. The Company has no obligations to Employee beyond the terms of this Severance Agreement and Release and EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS NOT RELIED UPON ANY REPRESENTATIONS OR STATEMENTS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. Employee further acknowledges that the severance pay and benefits set forth in this Severance Agreement and Release are in excess of that otherwise owed to Employee as a result of Employee's separation from service from the Company, and therefore are a material inducement for Employee's execution of this Severance Agreement and Release.

33.       REVOCATION PERIOD.  EMPLOYEE UNDERSTANDS AND ACKNOWLEDGES THAT
          -----------------
EMPLOYEE HAS SEVEN (7) CALENDAR DAYS FOLLOWING EMPLOYEE'S EXECUTION OF THIS SEVERANCE AGREEMENT AND RELEASE TO REVOKE EMPLOYEE'S ACCEPTANCE OF THIS SEVERANCE AGREEMENT AND

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RELEASE (THE "REVOCATION PERIOD") AND THAT THIS SEVERANCE AGREEMENT AND RELEASE
SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. REVOCATION OF THIS SEVERANCE AGREEMENT AND RELEASE MUST BE MADE BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THOMAS W. ARNST, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT SUITE 1800, 1560 BROADWAY, DENVER, COLORADO 80202. FOR THIS REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE RECEIVED BY THOMAS W. ARNST NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER EMPLOYEE SIGNS THIS SEVERANCE AGREEMENT AND RELEASE. IN ADDITION, EMPLOYEE UNDERSTANDS AND ACKNOWLEDGES THAT NO MONIES WILL BE PAID UNDER THE TERMS OF THIS SEVERANCE AGREEMENT AND RELEASE UNTIL THE END OF THE REVOCATION PERIOD.

EMPLOYEE CERTIFIES THAT EMPLOYEE HAS FULLY READ, HAS RECEIVED AN EXPLANATION OF, HAS NEGOTIATED AND COMPLETELY UNDERSTANDS THE PROVISIONS OF THIS SEVERANCE AGREEMENT AND RELEASE, THAT EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS SEVERANCE AGREEMENT AND RELEASE, THAT EMPLOYEE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW AND CONSIDER THE PROVISIONS OF THIS SEVERANCE AGREEMENT AND RELEASE, AND THAT EMPLOYEE IS SIGNING FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.


                PLEASE READ CAREFULLY AS THIS DOCUMENT INCLUDES
               A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Severance Agreement and Release as of the day and year first written above.


Witness:

                                    /s/ Gerald R. Riordan
________________________            ________________________
                                    Gerald R. Riordan
                                    Date:  December 15, 1997


                                    RYDER TRS, INC.


                                    By /s/ David S. Russell
                                       ______________________
                                    Name: David S. Russell
                                    Title: Vice President

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